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EXECUTION COPY


                   SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as
                                                           ---------
of July 7, 2000, is made by SPECIALTY TRANSPORTATION SERVICES, INC., a Delaware corporation (the "Borrower"), and CHURCHILL ENVIRONMENTAL & INDUSTRIAL PARTNERS,
                  --------
L.P., a Delaware limited partnership (the "Subordinated Lender"), in favor of
                                           -------------------
MELLON BANK, N.A., as agent (the "Senior Agent") for the lenders under the
                                  ------------
Senior Loan Agreement (the "Senior Lenders").
                            --------------

                                   Recitals

     WHEREAS, pursuant to the terms of the Subordinated Debt Agreements between the Borrower and the Subordinated Lender, the Subordinated Lender is providing the Subordinated Debt to the Borrower;

     WHEREAS, pursuant to the terms of the Senior Debt Agreements between the Borrower, the Senior Lenders and the Senior Agent, the Senior Lenders are providing the Senior Debt to the Borrower;

     WHEREAS, the Borrower and the Subordinated Lender desires to induce the Senior Lenders to continue to provide the Senior Debt to the Borrower pursuant to the Senior Debt Agreements; and

     WHEREAS, the Senior Lenders are willing to provide the Senior Debt to the Borrower, subject to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:

     "Additional Senior Debt Agreement" shall mean any agreement or instrument
      --------------------------------
pursuant to which the Borrower has incurred indebtedness and which is designated as an Additional Senior Debt Agreement by the Borrower with the written consent of the Senior Lender.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as now
      ---------------
constituted or hereafter amended.

     "Blockage Notice" has the meaning specified in Section 2.2(b).
      ---------------

     "Blockage Period" shall mean the period from and including the date of the
      ---------------
related Blockage Notice to and including the nine (9) month anniversary of such date.

     "Borrower Party" shall mean each of the Borrower and its Subsidiaries.
      --------------

     "Business Day" shall mean any day other than a Saturday, Sunday, public
      ------------
holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

     "Covered Event" has the meaning set forth in Section 17.
      -------------

     "Covered Release" has the meaning set forth in Section 13.
      ---------------

     A "distribution" may consist of cash, securities or other property, by
        ------------
setoff or otherwise.

     "Foreclosure Action" shall mean any action to foreclose upon or otherwise
      ------------------
enforce a lien or security interest, or any contractual right or remedy available under an instrument or agreement creating such lien or security interest, whether or not upon the occurrence of a default thereunder, against the Shared Collateral or other property of the Borrower, including, but not limited to, commencing judicial or nonjudicial foreclosure or sale proceedings or actions with respect to, seeking to have a trustee, receiver, liquidator or similar official appointed for or over, entering upon and taking possession of, pursuing any action relating to obtaining a deed in lieu of foreclosure with respect to, or taking any enforcement, collection, execution or levy action against, or exercising any other remedy against, any item of real or personal property included within the Shared Collateral. The term "Foreclosure Action"
                                                          ------------------
shall not include the exercise of any rights afforded to general unsecured creditors in a case under the Bankruptcy Code (including the right to participate in the case generally and raise and be heard on any issue in the case), and shall include the exercise of any rights afforded to secured creditors, but not unsecured creditors, in a case under the Bankruptcy Code.

     "Insolvency or Liquidation Proceeding" shall mean (a) any insolvency or
      ------------------------------------
bankruptcy case or proceeding or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Borrower or its assets, (b) any liquidation, dissolution, reorganization or winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (c) any assignment for the benefit of creditors or any other marshaling of the Borrower's assets.

     "PIK Notes" shall mean the "PIK Notes" under and as defined in the
      ---------
Subordinated Debt Agreement.

     "Remedial Action" shall mean the acceleration of the maturity of any of the
      ---------------
Subordinated Debt or any other indebtedness of the Borrower or the commencement or joining in the commencement of any suit or proceeding against the Borrower or the filing or joining in the filing of any petition against the Borrower under the Bankruptcy Code or any act or action to foreclose upon or otherwise enforce a lien or security interest, or any contractual right or remedy available under an instrument or agreement creating such lien or security interest (or under an instrument or agreement relating to indebtedness secured by such lien or security interest), in or against any of the Shared Collateral or other property of the Borrower, including, but not limited to, commencing judicial or nonjudicial foreclosure proceedings or actions with the respect to, seeking to have a trustee, receiver, liquidator or similar official appointed for or over, entering upon and taking possession of, pursuing any action relating to obtaining a deed in lieu of foreclosure with respect to, taking any enforcement, collection, execution or levy action against, or exercising any other remedy against, any item of real or personal property, whether or not included within the Shared Collateral.

     "Reorganization Securities" shall mean any debt or equity securities
      -------------------------
(including common stock) of the Borrower or any other entity which are distributed to the Subordinated Debt Parties in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or readjustment and which (a) are subordinated to the Senior Securities to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt under this Agreement; (b) do not have the benefit of any obligation of any person (whether as issuer, guarantor or otherwise) unless the Senior Securities have at least the same benefit of the obligation of such person, (c) are subject to provisions relating to amortization and prepayment and, if

                                      -2-
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applicable, redemption and repurchase to the effect that all principal of the
Senior Securities must be paid in full prior to the making of any payment of principal of or any redemption or repurchase of such debt or equity securities, and (d) do not have terms, and are not subject to or entitled to the benefit of any agreement or instrument which has terms, which are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of or applicable to the Senior Securities. The term "Senior Securities" shall
                                                     -----------------
mean the Senior Debt and all securities issued in exchange for or distributed pursuant to a confirmed plan of reorganization or readjustment to the holders of Senior Debt in respect of the Senior Debt.

     "Representative" shall mean any trustee, agent or representative for the
      --------------
holders of Senior Debt.

     "Senior Debt" shall mean (a) all indebtedness, obligations and liabilities
      -----------
(whether on account of principal, premium (if any) or interest payable by the Borrower (whether accruing before or after the commencement of a bankruptcy proceeding with respect to the Borrower) or otherwise) now or hereafter owing by the Borrower to the Senior Lenders or the Senior Agent under the Senior Debt Agreements, any Senior Refinancing Agreement or any Additional Senior Debt Agreement and (b) breakage and other costs, fees and expenses and all other amounts payable by the Borrower under the Senior Debt Agreements, any Senior Refinancing Agreement or any Additional Senior Debt Agreement; provided, that in
                                                               --------
no event shall the aggregate principal or face amount of loans and letter of credit reimbursement obligations constituting Senior Debt exceed an amount equal to $40,000,000.

     "Senior Debt Agreements" shall mean the Credit Agreement, dated as of
      ----------------------
January 30, 1998, amended and restated as of July 7, 2000, by and among the Borrower, the Senior Lenders, the Issuing Bank and the Senior Agent (the "Senior
                                                                          ------
Loan Agreement"), all notes issued thereunder and all other agreements and
--------------
instruments entered into by such parties in connection therewith, all as originally executed and amended, modified, extended and renewed from time to time in accordance with this Agreement.

     "Senior Default" shall mean an "Event of Default" under and as defined in
      --------------                 ----------------
the Senior Debt Agreements.

     "Senior Liens" shall mean, collectively, the liens and security interests
      ------------
granted to the Senior Lender pursuant to the Senior Debt Agreements.

     "Senior Potential Default" shall mean a "Potential Default" under and as
      ------------------------                -----------------
defined in the Senior Debt Agreements.

     "Senior Refinancing Agreement" shall mean any agreement or instrument
      ----------------------------
pursuant to which the Borrower has incurred indebtedness, the proceeds of which were used by the Borrower to refinance all or part or any of the indebtedness of the Borrower under the Senior Debt Agreements.

     "Shared Collateral" shall mean all property as to which both the
      -----------------
Subordinated Liens and the Senior Liens apply.

     "Subordinated Debt" shall mean all indebtedness, obligations and
      -----------------
liabilities (whether on account of principal, premium (if any) or interest (whether accruing before or after the commencement of a bankruptcy proceeding with respect to the Borrower) or otherwise) now or hereafter owing by the Borrower to any of the Subordinated Lender Parties under or relating to any of the Subordinated Debt Agreements and any extensions, renewals, refinancings or refundings thereof in whole or in part.

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     "Subordinated Debt Agreements" shall mean the Note and Warrant Purchase
      ----------------------------
Agreement, dated as of July 7, 2000, by and among the Borrower, ATS and the Subordinated Lender (the "Subordinated Note Agreement"), all notes issued
                          ---------------------------
thereunder and all other agreements and instruments in connection therewith, all as originally executed and amended, modified, extended and renewed from time to time in accordance with this Agreement.

     "Subordinated Default" shall mean an "Event of Default" under and as
      --------------------                 ----------------
defined in the Subordinated Debt Agreements.

     "Subordinated Lender Assignee" shall mean any assignee or transferee of any
      ----------------------------
Subordinated Debt.

     "Subordinated Lender Party" shall mean each of the Subordinated Lender, the
      -------------------------
Subordinated Lender Assignees and any other holder of the Subordinated Debt from time to time.

     "Subordinated Liens" means, collectively, the liens and security interests
      ------------------
granted to the Subordinated Lender pursuant to the Subordinated Debt Agreements.

     "UCC" shall mean the Uniform Commercial Code, as enacted and in effect in
      ---
the applicable jurisdiction.

     Section 2. Subordination. Each of the Borrower and the Subordinated Lender covenants and agrees that the Subordinated Debt is and shall be subordinated and junior in right of payment, in the manner provided in this Agreement, to the prior payment in full of the Senior Debt, and that the subordination is for the benefit of the Senior Agent, the Senior Lenders and any other holder of the Senior Debt from time to time.

     Section 3. Payment in Full of Senior Debt. Except as set forth in Section 4, no Borrower Party shall make any payment or distribution to any Subordinated Lender Party with respect to the Subordinated Debt and or to acquire from any Subordinated Lender Party any Subordinated Debt for cash or property until the Senior Debt has been paid in full.

     Section 4. Permitted Payments. The Borrower may (a) issue, and the Subordinated Lender may accept and retain, the PIK Notes as scheduled interest payments under, and in accordance with, the Subordinated Debt Agreements; and
(b) subject to Section 5, make payments to any Subordinated Lender Party with respect to third party costs and expenses, which are incurred by such Subordinated Lender Party and are obligations of the Borrower; provided however, that such costs and expenses do not exceed $50,000 in the aggregate during the term of this Agreement.

     Section 5.  Payment Suspension.

     (a) If any default in the payment of any principal of or premium (if any) or interest on any Senior Debt when due and payable, whether at maturity, upon any redemption, by acceleration or otherwise (a "Senior Payment Default"),
                                                 ----------------------
occurs and is continuing unwaived, no Borrower Party shall make any payment or distribution to any Subordinated Lender Party with respect to the Subordinated Debt or to acquire from any Subordinated Lender Party any Subordinated Debt for cash, securities or other property, except for the issuance of the PIK Notes as scheduled interest payments under, and in accordance with, the Subordinated Debt Agreements.

     (b) If (i) any Senior Potential Default or Senior Default (other than a Senior Payment Default) occurs and is continuing unwaived and (ii) the Senior Lender gives written notice describing such Senior

Potential Default or Senior Default (which notice shall state that such notice is a Blockage Notice) to the Borrower and the Subordinated Lender (a "Blockage
                                                                      --------
Notice"), then, unless and until (i) the Subordinated Lender or the Borrower
------
receives a written notice from the Senior Agent stating that such Senior Potential Default or Senior Default has been cured or waived or (ii) the Subordinated Lender or the Borrower receives a written notice from the Senior Agent terminating the Blockage Period commencing with such Blockage Notice, during such Blockage Period, no Borrower Party shall make any payment or distribution to any Subordinated Lender Party with respect to the Subordinated Debt or to acquire from any Subordinated Lender Party any Subordinated Debt for cash, securities or other property, except for the issuance of the PIK Notes as scheduled interest payments under, and in accordance with, the Subordinated Debt Agreements. At the expiration or termination of such Blockage Period, the Borrower shall be obligated to, subject to Section 5(a), promptly pay (in accordance with the Subordinated Debt Agreements) to the Subordinated Lender Parties all sums not paid to the Subordinated Lender Parties during such Blockage Period as a result of this Section 5(b) (it being understood and agreed that any such payment in full by the Borrower shall cure any Subordinated Default which arose solely as a result of the nonpayment of any or all of such sums), so long as such payment does not trigger a Senior Potential Default or Senior Default.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by any Subordinated Lender Party when such payment is prohibited by
Section 5(a) or 5(b), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Agent on behalf of the Senior Lenders.

     Section 6. Insolvency, Liquidation, etc. Upon the occurrence of any Insolvency or Liquidation Proceeding:

          (a) the Senior Debt shall first be paid in full before any payment or distribution of any character (whether in cash, securities or other property) shall be made on account of or applied with respect to the Subordinated Debt or any acquisition of any Subordinated Debt for cash, securities or other property;

          (b) any payment or distribution of any character (whether in cash, securities or other property) which would otherwise (but for this clause (b)) be payable or deliverable with respect to the Subordinated Debt shall be paid or delivered directly to the Senior Agent on behalf of the Senior Lenders for application to the Senior Debt, until all Senior Debt has been paid in full; and

          (c) the Subordinated Lender shall authorize and empower the Senior Agent, at its election and in its name or the name of the Subordinated Lender, to execute and file proofs of claim and other documents to protect completely the interest of the Senior Lenders in the Subordinated Debt if the Subordinated Lender has failed to file any such proofs of claim or other documents within 30 days prior to any deadline therefor.

Notwithstanding the foregoing provisions of this Section 6, the Borrower may pay and deliver to the Subordinated Lender, and the Subordinated Lender shall be entitled to receive and retain, any Reorganization Securities distributed in an Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing provisions of this Section 6 (and any other provisions of this Agreement), any Subordinated Lender Party may convert the notes issued under, and in accordance with, the Subordinated Debt Agreements into common stock of the Borrower prior to, or after commencement of, any Insolvency or Liquidation Proceeding.

     Section 7. Limitations on Remedies of Subordinated Lender Parties. Notwithstanding any other provision of this Agreement or any provisions of the Subordinated Debt Agreements, the Subordinated Lender Parties agree that, at any time when any Senior Debt shall be outstanding, none of the Subordinated Lender Parties shall take any Remedial Action with respect to the Subordinated Debt or any collateral therefor (including without limitation the Shared Collateral) until a Subordinated Default occurs and continues uncured and unwaived for nine
(9) months after notice of such Subordinated Default, making reference to this Section, is provided to the Senior Agent by the Subordinated Lender; provided, however, that the Subordinated Lender may accelerate the maturity of the Subordinated Debt upon acceleration of the maturity of the Senior Debt by the Senior Lenders; provided, further, that if the Senior Lenders rescind such acceleration, the Subordinated Lender must also rescind acceleration of the Subordinated Debt immediately.

     In addition to the foregoing, each Subordinated Lender Party agrees that in no event shall any Subordinated Lender Party pursue any Remedial Action except after ten (10) Business Days prior written notice by such Subordinated Lender Party to the Senior Agent describing in general terms the nature of, and the Shared Collateral, if any, which is subject to, such Remedial Action. Such notice may be delivered by the Subordinated Lender at any time during the ten
(10) Business Day period prior to the expiration of the applicable nine (9) month period.

     In addition to the foregoing, each Subordinated Lender Party agrees that it will not, in any Insolvency or Liquidation Proceeding, (a) object in any manner to any motion by the Senior Agent on behalf of the Senior Lenders for relief from the automatic stay (including the automatic stay under Section 362 of the Bankruptcy Code) to foreclose on, sell or otherwise realize upon the Shared Collateral; (b) object in any manner to any sale or other disposition of the Shared Collateral under Section 363 of the Bankruptcy Code to which the Senior Agent on behalf of the Senior Lenders has consented; or (c) object in any manner to any post-petition financing to the Borrower provided or permitted by one or more of the Senior Lenders under Section 364 of the Bankruptcy Code on the grounds of a failure to provide adequate protection for the Shared Collateral.

     Section 8. Payments in Contravention of this Agreement. Any payment made by any Borrower Party or received by any Subordinated Lender Party in violation of any provision of this Agreement (without the written consent of the Senior Agent) shall be held in trust by such Subordinated Lender Party for the Senior Lenders and shall be promptly delivered, in kind, to the Senior Agent on behalf of the Senior Lenders for the application to the Senior Debt.

     Section 9. Subrogation. If any payment or distribution with respect to the Subordinated Debt to which the Subordinated Lender would otherwise have been entitled (but for the provisions of this Agreement) shall have been turned over to the Senior Agent on behalf of the Senior Lenders or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Agreement, then the Subordinated Lender shall be entitled to receive from the Senior Agent or the Senior Lenders any payments or distributions received by it with respect to the Senior Debt in excess of the amount sufficient to pay all Senior Debt in full from whatever sources, and upon receipt by the Senior Lenders of amounts sufficient to pay the Senior Debt in full, the Subordinated Lender shall be subrogated to all rights of the Senior Lenders to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. If the Subordinated Lender has been subrogated to the rights of the Senior Lenders pursuant to the operation of this Section 9, the Borrower, the Senior Agent and the Senior Lenders shall take all reasonable actions requested by the Subordinated Lender in order to enable the Subordinated Lender to obtain payments from the Borrower with respect to such subrogation rights as soon as possible.

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

For purposes of the Subordinated Lender's subrogation rights hereunder, payments to the Senior Lenders with respect to the Senior Debt which the Subordinated Lender would have been entitled to receive and retain with respect to the Subordinated Debt but for the provisions of this Agreement shall not, as between the Borrower, its creditors (other that the Senior Lenders) and the Subordinated Lender, be deemed payments with respect to the Senior Debt, but rather shall be deemed payments with respect to the Subordinated Debt.

     Section 10. Default Notices. The Senior Agent shall promptly notify the Subordinated Lender in writing of (i) the occurrence of any Senior Default (including any demand for payment of the Senior Debt), (ii) the acceleration of all or any portion of the Senior Debt and (iii) the assignment of all or any portion of the Senior Debt (together with the name and address of the assignee). The Subordinated Lender shall promptly notify the Senior Agent in writing of (i) the occurrence of any Subordinated Default, (ii) the acceleration of all or any portion of any Subordinated Debt and (iii) the assignment of all or any portion of the Subordinated Debt (together with the name and address of the assignee). The failure to give any such notice shall not, however, deprive either the Senior Agent, the Senior Lenders or the Subordinated Lender of any rights or remedies to which they are entitled hereunder.

     Section 11. Priority with respect to Shared Collateral. Notwithstanding anything to the contrary in any other agreement to which any Subordinated Lender Party is a party or of which any Subordinated Lender Party is a beneficiary, each of the Subordinated Lender Parties agrees and acknowledges that, until such time as the Senior Debt has been paid in full:

          (a) The Subordinated Liens on the Shared Collateral are and shall be expressly subject, subordinate and junior in right of payment, priority and enforcement to the Senior Liens on the Shared Collateral and the Senior Liens on the Shared Collateral are and shall be superior and prior in right of payment, priority and enforcement to the Subordinated Liens on the Shared Collateral;

          (b) Neither any change in the manner, place or terms of payment of, nor any change or extension of the time of payment of, nor any renewal or alteration of, nor any increase in the amount of the principal of or amount or rate of the interest on, any of the indebtedness secured by the Senior Liens, nor any amendment or supplement to any of the Senior Debt Agreements, nor any exercising or refraining from exercising any rights under the Senior Debt Agreements, including without limitation, the right to waive any default, shall require notice to or consent of any Subordinated Lender Party and none of the foregoing shall in any manner whatsoever impair the priority of the Senior Lien on the Shared Collateral;

          (c) None of the Subordinated Lender Parties will take or cause to be taken any action, the purpose or effect of which is or could be to give any Subordinated Lender Party any preference or priority over the Senior Agent with respect to the Shared Collateral or any part thereof;

          (d) No Subordinated Lender Party has any right to direct the Senior Agent to exercise any right, remedy or power with respect to the Shared Collateral;

          (e) No Subordinated Lender Party will institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Senior Agent or the Senior Lenders seeking damages from it, or other relief, by way of specific performance, injunction or otherwise, with respect to any action with respect to Shared Collateral taken or omitted by the Senior Agent in accordance with this Agreement other than a claim based solely on Section 16(b)(iii);

          (f) Each of the Subordinated Lender Parties will pay over or deliver and transfer to the Senior Agent on behalf of the Senior Lenders any payment or distribution of any character, direct or indirect, whether in cash, property, securities or otherwise, received by such Subordinated Lender Party as the result of a Foreclosure Action on Shared Collateral or any other payment or distribution of Shared Collateral or any proceeds of Shared Collateral (including without limitation insurance payments or condemnation awards or the proceeds of any sale, lease or other disposition of any item of property included in the Shared Collateral), before the Senior Debt shall have been paid in full;

          (g) Each Subordinated Lender Party will execute and deliver to the Senior Agent any other instrument reasonably requested by the Senior Agent to further assure the subordinated status, in accordance with this Section 11, of the Senior Liens with respect to the Shared Collateral;

          (h) Notwithstanding any priority in time of perfection of any of the Subordinated Liens over any of the Senior Liens with respect to after-acquired property of the Borrower or other person constituting part of the Shared Collateral, the Senior Liens with respect to such Shared Collateral shall be superior and prior in right of payment, priority and enforcement to the Subordinated Liens with respect thereto as provided hereby; and

          (i) The Senior Agent shall be free to take all actions whatsoever in respect of the Shared Collateral without consent of any of the Subordinated Lender Party, each of which waives to the extent permitted by law all requirements for such consents to actions by the Senior Agent.

     Section 12. Forbearance of Subordinated Lender on Foreclosure Actions. Notwithstanding any other provision hereof or any provisions of any Subordinated Debt Agreements, and without limiting the generality of Section 7, each Subordinated Lender Party agrees that, at any time when any Senior Debt shall be outstanding, none of the Subordinated Lender Parties shall take any Foreclosure Action with respect to the Subordinated Debt or any Shared Collateral until a Subordinated Default under the Subordinated Agreements occurs and continues unwaived for nine (9) months after notice of such Subordinated Default, making reference to this Section, is provided to the Senior Agent by the Subordinated Lender.

     In addition to the foregoing, each Subordinated Lender Party agrees that in no event shall any Subordinated Lender Party pursue a Foreclosure Action except after ten (10) Business Days prior written notice by such Subordinated Lender Party to the Senior Agent describing in general terms the nature of, and the Shared Collateral which is subject to, such Foreclosure Action. Such notice may be delivered by the Subordinated Lender at any time during the ten (10) Business Day period prior to the expiration of the applicable nine (9) month period.

     Section 13. Covered Releases. Notwithstanding anything to the contrary contained herein, no Subordinated Lender Party may take any action to challenge the validity, enforceability, amount or priority of the Senior Liens, induce any other entity to take such an action or cooperate with any other entity in taking such an action. However, if and to the extent that the Senior Liens with respect to any property constituting Shared Collateral shall have been avoided by a final order of a bankruptcy court, the provisions of this Agreement shall not operate to subordinate contractually the Subordinated Liens on such property to the Senior Liens on such property, but the provisions of Sections 2 through 10 shall remain in full force and effect. Notwithstanding any provision of the Subordinated Debt Agreements that restricts or prevents the release of property from the Subordinated Liens, each of the Subordinated Lender Parties agrees to release such property and to take all necessary action to effectuate such release whenever such Subordinated Lender Party receives notice that such property is being released, and such property is in fact released, from the Senior Liens pursuant to a Covered Release; provided, however, that, in the
                                            --------
event of a sale or other disposition by the Borrower of property which is subject to the Senior Liens (the cash proceeds of which sale or other disposition are in an amount more than the amount required to pay the

Senior Debt in full), if, concurrently with the release of such property from the Senior Liens and concurrently with the receipt of such cash proceeds, such cash proceeds as are sufficient to pay the Senior Debt in full are so applied to the indefeasible payment in full of the Senior Debt, then the release of the Subordinated Liens on such property may be made subject to the application to the Subordinated Debt (if otherwise entitled thereto in accordance with law) of the excess portion of such cash proceeds not needed for indefeasible payment in full of the Senior Debt. The Senior Agent is hereby irrevocably appointed the attorney-in-fact of each of the Subordinated Lender Parties in its name and stead to execute any such release and take any such necessary action and, for this purpose, the Senior Agent may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, each Subordinated Lender Party hereby ratifying and confirming all that its said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. The powers and agency granted in this paragraph are coupled with an interest and are irrevocable.

     Each of the Subordinated Lender Parties agrees to execute and deliver, upon the request of the Senior Agent, its consent to any action to be taken by or on behalf of the Senior Agent in the exercise of rights or remedies under the Senior Debt Agreements, it being understood that this sentence shall not be construed as suggesting that any such consent is required in any event to effect any such right or remedy.

     Each of the Subordinated Lender Parties agrees that each and every provision of any of the Subordinated Debt Agreements which conflicts with a provision of any of the Senior Debt Agreements, including, without limitation, any provisions relating to the application of insurance or condemnation proceeds, proceeds from the sale of collateral security, or rents, shall not be effective until the Senior Debt shall have been paid in full.

     As used herein, the term "Covered Release" shall mean a release of Shared
                               ---------------
Collateral from the Senior Lien under one or more of the following circumstances: (a) such release is made at a time when a Senior Default under the Senior Debt Agreements has occurred and is continuing or exists or (b) such release covers property which the Borrower is permitted to sell, transfer or otherwise dispose of under and in accordance with the Senior Debt Agreements.

     Section 14. No Waiver. Nothing contained in this Agreement shall be deemed to impair or affect any obligation of any Borrower Party, or constitute a waiver by any party hereto in favor of any Borrower Party of any rights or remedies against such Borrower Party under the Subordinated Debt Agreements, or the Senior Debt Agreements or under any note, bond or other instrument evidencing the indebtedness secured by any thereof or under any other agreement or document relating to any thereof.

     Section 15. Waiver of Notices Under the Uniform Commercial Code. Each of the Subordinated Lender Parties hereby waives its right to receive notice under
Section 9504(3) of the Uniform Commercial Code of any intended disposition of such assets after a Senior Default, including notices of the time and place of any public or private sale or other intended disposition.

     Section 16.  Bailee for Perfection.

          (a) The Senior Agent agrees to hold that portion of the Shared Collateral that at any time is in its possession and as to which the Subordinated Lender Parties would not have a perfected security interest in the absence of such possession by the Senior Agent (the "Possessed Collateral") as
                                                     --------------------
gratuitous bailee for the Subordinated Lender Parties solely for the purpose of perfecting the security interest granted in the Possessed Collateral pursuant to the Subordinated Debt Agreements, subject to the terms and conditions of this Section 16. The rights of the Subordinated Lender Parties shall at all times be subject to the terms of this Agreement and to the rights of the Senior Agent and the Senior Lenders under the Senior Debt Agreements.

          (b) The Senior Agent and the Senior Lenders shall have no obligation whatsoever to the Subordinated Lender Parties to assure that the Possessed Collateral is genuine and owned by the Borrower or to preserve rights or benefits of any person except as expressly set forth in this Section 16. The duties or responsibilities of the Senior Agent under this Section 16 shall be limited solely to holding the Possessed Collateral as gratuitous bailee for the Subordinated Lender Parties for purposes of perfecting the Subordinated Lien held thereby in the Possessed Collateral. The Senior Agent (i) shall not be obligated to recognize and shall not have any liability or responsibility arising under any instrument to which it is not a party, (ii) may rely upon any instrument believed by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof, (iii) shall not be liable or responsible for any act it may do or omit to do except in the case of willful misconduct or gross negligence, (iv) in case any Possessed Collateral shall be attached, garnished or levied upon any order of a court, or the delivery thereof shall be stayed or enjoined by any order of a court, or any other writ, order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, or any of its acts, is expressly authorized in its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case it obeys and complies with any such writ, order, judgment or decree it shall not be liable to any Subordinated Lender Party or to any other person by reason of such compliance even if such writ, order, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated, (v) shall not be responsible or liable for any forgery or fraudulent impersonations of any person other than itself and (vi) shall not be required to make any determination with respect to a controversy which may arise between any Subordinated Lender Party and any person with respect to the transactions contemplated by the Subordinated Debt Agreements and may await the settlement of such controversy by legal proceedings or otherwise, as it may require and in such event, it shall not be liable for interest or damages.

          (c) The Senior Agent and the Senior Lenders shall not be under any obligation to institute or defend any action, suit or other proceeding or take any other action against any person in connection with the Possessed Collateral. The Senior Agent shall be entitled to rely upon any writing or other document or telegram believed by the Senior Agent to be genuine and correct and to have been signed, sent or made by the proper person. The Senior Agent and the Senior Lenders may consult counsel with respect to any question arising hereunder or in connection herewith and the Senior Agent and the Senior Lenders shall not be liable for any action taken or omitted to be taken in good faith upon advice of such counsel.

          (d) The Senior Agent and the Senior Lenders shall not have by reason of the Subordinated Debt Agreements or this Agreement or any other document a fiduciary relationship in respect of the Subordinated Lender Parties.

          (e) Subject to the rights of any other holder of a Lien, if any, otherwise granted by the Borrower on the Shared Collateral, upon payment in full of the Senior Debt, the Senior Agent shall deliver possession of the Shared Collateral then in its possession to the Subordinated Lender or as otherwise ordered by a court.

     Section 17. Waivers with respect to Covered Events. If, and to the extent, a Senior Default constituted by, arising from or resulting from a Covered Event are waived or consented to by the Senior Lenders, all Subordinated Defaults constituted by, arising from or resulting from the same Covered Event shall be, and shall automatically be deemed to be, waived or consented to, as the case may be, by the Subordinated Lender Parties. Each of the Subordinated Lender Parties agrees to execute and deliver to the

Borrower such consent or approval with respect to, or such waiver of the terms of, one or more of the Subordinated Debt Agreements as shall be necessary to give effect to the immediately preceding sentence. As used herein, the term "Covered Event" shall mean each event or condition the occurrence or existence
 -------------
of which constitutes, gives rise to or results in both a Subordinated Default and a Senior Default, except for a Subordinated Default under Sections 6A(i), 6A(iv), 6A(vi) or 6A(vii) of the Subordinated Note Agreement.

     Section 18. Legend. Until the Senior Debt has been paid in full, the Borrower and the Subordinated Lender shall cause each note and other instrument which now or hereafter evidences all or any portion of the Subordinated Debt to be conspicuously marked with the following legend:

          "This instrument is subject to the terms of a Subordination and Intercreditor Agreement dated as of July 7, 2000, in favor of Mellon Bank, N.A., as agent, which agreement (as amended in accordance with its terms) is incorporated herein by reference. Notwithstanding any statement to the contrary contained in this instrument, no payment on account of the obligations hereunder, whether of principal, interest or otherwise, shall be made, paid, received or accepted except in accordance with the express terms of the Subordination and Intercreditor Agreement."

     Section 19. No Impairment of Borrower's Obligation. Except as otherwise expressly provided herein, nothing contained in this Agreement shall (a) impair, as between the Borrower and the Subordinated Lender, the obligation of the Borrower, which is unconditional and absolute, to pay the Subordinated Debt to the Subordinated Lender as and when all or any portion thereof shall become due and payable in accordance with its terms or (b) prevent the Subordinated Lender, upon any Subordinated Default, from exercising all rights, powers and remedies otherwise provided in the Subordinated Debt Agreements or by applicable law.

     Section 20. Remedies; Enforcement. Upon any breach of this Agreement resulting in a Senior Default, the Senior Lenders may declare the Senior Debt immediately due and payable in accordance with the Senior Debt Agreements and may sue and receive from the Subordinated Lender any payment received in violation of this Agreement. The rights and remedies of the Senior Agent and the Senior Lenders hereunder are cumulative and shall be in addition to any other rights and remedies of the Senior Agent and the Senior Lenders under the Senior Debt Agreements or any other agreements or which may now or hereafter exist in law or at equity. No postponement or delay by the Senior Agent or the Senior Lenders in the enforcement of any right hereunder shall constitute a waiver thereof.

     Section 21. Duration; Amendment of Senior Debt Agreement. This
Agreement is of a continuing nature, and it shall continue in force so long as any portion of the Senior Debt remains unpaid or the commitment of the Senior Lenders to lend to the Borrower under the Senior Debt Agreements has not been terminated. As between the Senior Lenders and the Subordinated Lender, the Senior Lenders shall not, without the prior written consent of the Subordinated Lender, amend, modify, extend or renew the terms of the Senior Debt Agreements, any Senior Refinancing Agreement or any Additional Senior Debt Agreement or the Senior Debt if any such change would, (a) during the two year period following the date of this Agreement, increase the interest rate or rates per annum (including the default rate or rates), or (b) release any Liens with respect to the Shared Collateral (other than (a) upon a Senior Default, (b) upon a termination of any Commitments of the Lenders under and as defined in the Senior Debt Agreements, or (c) upon a sale or other disposition of the Shared Collateral by the Borrower).

     Section 22. Amendment of Subordinated Debt Agreements. As between the Senior Lenders and the Subordinated Lender, the Subordinated Lender shall not, without the prior written consent of the Senior Agent, amend, modify, extend or renew the terms of the Subordinated Debt Agreements or the Subordinated Debt if any such change would (i) increase the aggregate principal amount then outstanding thereunder, (ii) increase the interest rate or rates per annum or fees payable with respect to the Subordinated Debt, (iii) advance the scheduled principal payment dates or final maturity dates of the Subordinated Debt or (iv) impose terms more restrictive in any material respect to the Borrower than under the Subordinated Debt Agreements as then in force.

     Section 23. Payment Set Aside. To the extent that pursuant to the terms of this Agreement (i) the Subordinated Lender has turned over any cash, securities or other property received as payments from the Borrower to the Senior Agent on behalf of the Senior Lenders under this Agreement for application to the Senior Debt or (ii) any cash, securities or other property to which the Subordinated Lender would otherwise have been entitled (but for the provisions of this Agreement) as payments from the Borrower are paid to the Senior Agent on behalf of the Senior Lenders under this Agreement for application to the Senior Debt, and any such payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from or disgorged by the Subordinated Lender or are otherwise required to be refunded, repaid or restored by the Subordinated Lender to the Borrower or any trustee, receiver or other person under any law (including, without limitation, any bankruptcy or insolvency law or any federal or state equitable cause of action), then to the extent of any such restoration, the Senior Lenders shall repay such amount to the Subordinated Lender and the Subordinated Lender's obligations hereunder shall be renewed and continued in full force and effect as if such payment had not been made to the Subordinated Lender or the Senior Lenders. This Section 23 shall survive the termination of this Agreement.

     Section 24. Waiver. Except as otherwise expressly provided herein, the Subordinated Lender hereby waives, to the extent permitted by applicable law, presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default and, until all the Senior Debt has been paid in full, any right to subrogation or realization on any of the Borrower's property, including participation in any marshaling of the Borrower's assets; provided that if the Senior Agent on behalf of the Senior Lenders has received any payment or distribution which except for the terms of this Agreement or the Senior Debt Agreements would have been payable to the Subordinated Lender with respect to the Subordinated Debt, the Subordinated Lender shall, after the Senior Debt is paid in full, be subrogated to the rights of the holders of the Senior Debt against the Borrower in accordance with
Section 9.

     Section 25. Reliance on Judicial Order or Certificate of Liquidating
Agent. Upon any payment or distribution of assets of the Borrower referred to in this Agreement, the Subordinated Lender shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to it for the purpose of ascertaining (i) the persons entitled to participate in such payment or distribution, (ii) the holders of the Senior Debt and the holders of other indebtedness of the Borrower, (iii) the amount of the Senior Debt and the amount payable thereon, (iv) the amount or amounts paid or distributed thereon and (v) all other facts pertinent thereto or to this Agreement.

     Section 26. Inspection of Books and Records. The Borrower shall permit the Senior Agent at any reasonable time and from time to time to examine and make copies and abstracts from the Borrower's books, records, instruments and documents evidencing or pertaining to the Subordinated Debt.

     Section 27. Payment in Full. For the purpose of this Agreement, Senior Debt shall not be deemed to have been paid in full unless the Senior Lenders and any other holders of the Senior Debt shall have received indefeasible payment in full in cash and terminated their Commitments under and as defined in the Senior Debt Agreements.

     Section 28. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower Parties and the Subordinated Lender and their respective successors and assigns, and shall be binding upon and inure to the benefit of the Senior Agent and its respective successors and assigns. This Agreement shall be freely assignable at any time by the Subordinated Lender or the Senior Agent on behalf of the Senior Lenders; provided any such assignment is in conjunction with the assignment of the related Subordinated Debt or Senior Debt, respectively.

     Section 28. Governing Law; Remedies. This Agreement shall in all respects be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any provision or rules relating to the choice of law or conflict of law that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. The parties hereto acknowledge that the provisions of this Agreement are unique and money damages would not provide an adequate remedy for any breach thereof, and each party may seek specific performance and other equitable remedies for any breaches under this Agreement.

     Section 29. Amendments and Waivers. This Agreement may be changed, modified or waived only by a writing signed by the Borrower, the Subordinated Lender and the Senior Agent.

     Section 30. Notices. All notices to be given under this Agreement must be in writing and shall be effective only when given at the addresses and to the attention of the persons stated below, or at such other address or to the attention of such other person as the recipient has designated after the date hereof in writing to the sending party. No party is obligated to give any other party any notices under this Agreement except as expressly set forth herein. Any communication or notice so addressed and mailed shall be deemed to be given five days after mailing. Any communication or notice otherwise delivered shall be deemed to be given when receipt is acknowledged if telecopied or when personally delivered or two days after delivery by reputable overnight courier.

     Section 31. Counterparts. This Agreement may be executed in multiple counterparts and by different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                SPECIALTY TRANSPORTATION SERVICES, INC.


                                By:     _____________________________________
                                Title:  _____________________________________

                                Address:  5979 McCasland Avenue
                                          Portage, IN 46368


                                CHURCHILL ENVIRONMENTAL & INDUSTRIAL
                                EQUITY PARTNERS, L.P.

                                By:    Churchill Capital Environmental, L.L.C.
                                Its:   General Partner

                                By:    Churchill Capital, Inc.
                                Its:   Managing Member


                                By:    _____________________________________
                                Title: _____________________________________

                                Address:    3100 Metropolitan Centre
                                            333 South Seventh Street
                                            Minneapolis, MN 55402-2435



                                MELLON BANK, N.A., AS AGENT


                                By:    _____________________________________
                                Title: _____________________________________

                                Address:     Mellon Bank, N.A.
                                             Middle Market Banking Department
                                             Two Mellon Center
                                             Pittsburgh, PA  15259